REGISTRATION RIGHTS AGREEMENT


   This Registration Rights Agreement is entered into this 7th day of June, 1996 by and between LaTex Resources, Inc., a Delaware corporation and Northern Natural Gas Company, a
Delaware corporation.

   For good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows.

   1. Certain Definitions. The following terms shall have the respective meanings indicated.

      "Company" means LaTex Resources, Inc., a Delaware corporation.

      "Commission" means the Securities and Exchange
  Commission and its successors.

      "ERAC"  means  Enron  Reserve  Acquisition  Corp.,  a
  Delaware corporation, and its successors and assigns.

      "Northern"  means  Northern Natural  Gas  Company,  a
  Delaware corporation, and its successors and assigns.

      "Registrable Securities" means (a) the shares of Common Stock issued or issuable to the holders of Preferred Stock upon conversion of such holders' shares of Preferred Stock pursuant to Section 7 of the Certificate of Designation, Voting Power and Rights of Series B Senior Convertible Preferred Stock of the Company dated March 30, 1995 and (b) any securities issued in exchange for, as a dividend on, or in replacement of, or otherwise issued in respect of (including securities issued in a stock dividend, split or recombination or pursuant to the exercise of preemptive rights, if any), any shares of Common Stock in clause (a) above, until such time as such securities described in clauses (a) and (b) above have been (i) distributed to the public pursuant to a registration statement covering such securities that has been declared effective under the Securities Act, (ii) distributed to the public in accordance with the provisions of Rule 144
  (or any similar provision then in force) under the Securities Act or (iii) repurchased by the Company.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

   2. Demand Registration Rights

      (a) Subject to the conditions stated hereinafter in this Section 2 at any time and from time to time (but no more often than once in any 12-month period, except as provided in Section 2(e)) from and after March 31, 1996, any holder of Registrable Securities may make a written request to the Company for registration with the Commission of the offer and sale of all or part of the Registrable Securities held thereby under and in accordance with the provisions of the Securities Act and all other applicable securities laws (a "Demand Registration"); provided that the Company may if necessary delay the filing of any registration statement relating to any such Demand Registration for such reasonable period of time, not to exceed 90 days, as is necessary to prepare the financial statements of the Company for the fiscal period most recently ended prior to such written request. Within 10 business days after receipt of such request the Company will serve written notice (the "Demand Notice") of such registration request to all holders of Registrable Securities and, subject to
  Section 2(c) and Section 2(e), the Company will include in such registration all Registrable Securities of such other holders with respect to which the Company has received written requests for inclusion therein within 15 business days after the receipt by the applicable holder of the Demand Notice.

      (b)  Registration  expenses  of  each  such  Demand
  Registration, whether or not it becomes effective, shall be paid as set forth in Section 4.

      (c) If the managing underwriter or underwriters of a Demand Registration advise the Company in writing that in its or their opinion the number of Registrable Securities proposed to be sold in such Demand Registration exceeds the number that can be sold in such offering at the desired price, the Company will include in such registration only the number of Registrable Securities that in the opinion of such underwriter or underwriters can be sold.

      (d) The Company shall have the right to select a managing underwriter or underwriters reasonably acceptable to Northern (and ERAC if Registrable
  Securities held by ERAC are included in such Demand Registration) to administer the offering.

      (e)  Northern acknowledges that the  Company  has
  granted  to  ERAC pursuant to that certain Registration
  Rights  Agreement dated March 30, 1995, a senior  right
  to   include  Registrable  Securities  in  any   Demand
  Registration   made   by   a  holder   of   Registrable
  Securities.  If Northern requests a Demand Registration
  and  is  unable to register all or any portion  of  the
  Registrable Securities it sought to include therein  as
  a  result  of  ERAC's exercise of its senior  right  to
  include  Registrable Securities in such offering,  then
  Northern shall not be required to wait 12 months  prior
  to  requesting another Demand Registration.   Any  such
  subsequent   Demand  Registration,  however,   may   be
  postponed for up to six months following effectiveness of the registration statement filed pursuant to the previous Demand Registration if the Board of Directors of the Company determines in its good faith judgment that postponement would be in the best interests of the Company.

   3. Right to Piggyback. In the event that at any time or from time to time the Company proposes to register any class of equity securities under the Securities Act (other than a registration statement on Forms S-4 or S-8 (or their successor forms), the Company will give prompt written notice (the "Registration Notice") to the holder or holders of Registrable Securities of its intention to effect such a registration and will, subject to the remaining provisions of this Agreement, include in such registration all Registrable Securities with respect to which the Company has received the written request from the holder thereof for inclusion therein within 15 days after the receipt of the Registration Notice (a "Piggyback Registration"). From and after receipt of such notice from the holder, the Company shall cause the specified Registrable Securities to be registered under the Securities Act and to effect and to comply with all such qualifications, compliances and requirements as may be necessary to permit the sale of such Registrable Securities in the manner described in the Registration Notice including, without limitation, qualification under applicable state securities laws (provided that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute general consent to service of process in any state).

   4. Registration Expenses. The Company will pay all expenses necessary to effect registration of Registrable Securities (other than underwriters' discounts and commissions and brokerage commissions and fees, if any, payable with respect to Registrable Securities sold by the holders thereof), including, without limitation, printing expenses, fees of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc., expenses of compliance with state securities laws, and accounting and legal fees and expenses.

   5. Priority on Primary Registration. If the registration described in Section 3 is for the account of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of shares of Registrable Securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (a) first, all of the securities the Company proposes to sell for its own account (but not for the account of any other Person) and
(b) second, such number of Registrable Securities (other than Registrable Securities with piggy-back registration rights that are subordinate to those granted herein) requested to be included therein which the managing underwriters advise the Company can be sold in such offering; provided, that the reduction imposed upon holders of Registrable Securities shall not be greater, on a percentage basis with respect to the Registrable Securities requested to be included, than the reduction imposed upon other Persons with piggy-back registration rights requesting to be included in such registration whose rights are not expressly subordinate to those granted herein.

   6. Priority  on  Secondary  Registrations.   If   the
registration described in Section 3 is an underwritten secondary registration on behalf of the holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of shares of Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration such number of Registrable Securities (other than Registrable
Securities with piggy-back registration rights that are subordinate to those granted herein) requested to be included therein which the managing underwriters advise the Company can be sold in such offering; provided, that the reduction imposed upon holders of Registrable Securities shall not be greater, on a percentage basis with respect to the Registrable Securities requested to be included, than the reduction imposed upon other Persons with piggy-back registration rights requesting to be included in such registration whose rights are not expressly subordinate to those granted herein.

   7. Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to this Agreement and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any bolder of holders of its securities, until a period of at least six months has elapsed from the effective date of such previous registration.

   8. Indemnification. In the event of any registration pursuant to this Agreement covering Registrable Securities, the Company will indemnify and hold harmless the holders and each person, if any, who controls the holders within the meaning of the Securities Act against any losses, claims, damages, costs, expenses (including reasonable attorneys'
fees), or liabilities (or actions in respect thereof under the Securities Act or otherwise, which arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said prospectus, or any said amendment or supplement, in reliance upon and in conformity with written information furnished by the holder specifically for use in the preparation thereof. The Company also agrees to reimburse the holders and each such controlling person for any legal or other expenses reasonably incurred by the holders or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action to the extent that the same are not incurred in connection with the provisions of the preceding sentence.

   9. Assignability.   The registration  rights  provided
herein may be assigned to any Person holding shares of Registrable Securities as reflected on the stock records of the Company.

  10. Governing Law. This Agreement shall be governed by and construed in accordance wit the laws of the State of Delaware except to the extent the laws of any other state are mandatorily applicable.

Witness the execution hereof as the date set forth above.


                           LATEX RESOURCES, INC.


                           JEFFREY T. WILSON
                           Jeffrey T. Wilson, President



                           NORTHERN NATURAL GAS COMPANY


                           M. W. MCGOWAN
                           M. W. McGowan
                           Vice President, Marketing